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                                                                   EXHIBIT 10.35

                              CONSULTING AGREEMENT


This AGREEMENT made as of the 15th day of November, 1999, by and between CYBEROAD.COM (ISLE OF MAN) LIMITED, an Isle of Man corporation (the "Company"), and CALVIN AYRE (the "Consultant").

     WHEREAS, the Consultant heretofore has been engaged by the Company and the Company seeks to compensate the Consultant by entering into this Agreement with the Consultant;

     WHEREAS, the Company and the Consultant mutually desire that the Consultant continue to be engaged by the Company and that the Consultant devote his best efforts and attention to the operation of the Company on a non-exclusive basis; and

     WHEREAS, the Company and the Consultant mutually desire to set forth the terms of their intended relationship.

     NOW THEREFORE, in consideration of the premises and the terms hereinafter set forth, the parties, intending to be legally bound, agree as follows:

     1. Engagement of the Consultant. Beginning on the Effective Date (hereinafter defined), the Company has engaged the Consultant, and the Consultant shall accept engagement by the Company, as its Consulting Expert, pursuant to the terms of this Agreement.

     2. Consultant's Duties. The Consultant's primary duties will consist of those as may be reasonably determined by the Board of Directors and as are generally consistent with the progression and forward success of the Company, as may be determined from time to time by the Board of Directors. The Board of Directors will assist and work with the Consultant in the performance of his duties.

     3. Time Obligations; Other Associations. The Consultant shall devote his best efforts to the Company's business and purposes. The Consultant may from time to time, consult with other businesses, but shall not engage in any activities in conflict with the purposes and businesses of the Company as from time to time conducted.

     4. Compensation. For all services rendered by the Consultant to the Company under this Agreement or otherwise, the Company shall compensate the Consultant as follows commencing on the Effective Date:

          4.1 Base Fee. Base fee at the rate of U.S.$10,000 per month, in year one and will raise to U.S.$12,500 in year two. Base salary shall be payable no less often than twice each month, on the fifteenth and on the last day of each month, in conformity with the usual salary payment practices of the Company.
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          4.2     STOCK OPTIONS. In addition to the base salary set forth above, the Company shall grant to the Consultant, as set forth in the Stock Award Agreement, attached hereto, options to purchase Three Hundred Thousand
(300,000) shares of common stock of the Company, CYBEROAD.COM CORPORATION, a Florida company, exercisable at U.S.$1.00 per share. Such options shall vest in full, and become exercisable as set out in the attached Stock Award Agreement.
In addition to the foregoing, the Consultant shall be included as part of the group of senior executives considered for future grants of stock options under stock option plans, if any, in effect for the Company from time to time.

          4.3 BENEFITS. The Consultant shall be entitled to all fringe benefits offered generally to the Company's senior officers and any other benefit plans established by the Company, subject to the rules and regulations in effect regarding participation in such plans.

          4.4 SEVERANCE PAYMENT. If a Change in Control Event should occur and the Consultant's engagement by the Company hereunder be terminated for any reason (voluntarily or involuntarily) within two (2) years thereafter, the Consultant shall be paid, simultaneously with such termination, a lump sum payment equal to three (3) times his then annual rate of base salary.

          4.5 EXPENSES. The Company shall reimburse the Consultant for all reasonable business expenses incurred by the Consultant in connection with his performance of services for the Company. The Company's obligation to reimburse the Consultant for expenses pursuant to this subparagraph shall be subject to the presentation to the Company by the Consultant of supporting vouchers, receipts or other documentation in accordance with the Company's policies as in effect from time to time.

     5.   NON-COMPETITION; CONFIDENTIALITY; CHANGE IN CONTROL EVENT

          5.1 NON-COMPETITION; SMALL INTERESTS. During the term of the Consultant's engagement hereunder by the Company, the Consultant shall not, directly or indirectly, be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with the fields of business actually operated in by the Company, provided, however, that nothing herein shall prevent the purchase or ownership by the Consultant of less than ten percent (10%) of the outstanding common shares or other equity interests of a publicly or privately held company.

          5.2 The Consultant agrees that he will not, except to the Company and its subsidiaries, affiliates, directors, officers, agents, employees, consultants and others related to the Company, communicate or divulge, directly or indirectly, any confidential or proprietary information relating to the business, customers and suppliers or other affairs of the Company, its parents, subsidiaries and their affiliates.

          5.3 For purposes of this Agreement, a "Change in Control Event" shall mean (i) a sale or other change in control of all or a substantial portion of all of the Company's assets or (ii) any transaction or series of related transactions (including without limitation any reorganization, merger or consolidation) which results in the shareholders of the Company immediately prior to such transaction holding, following such transaction, less than fifty percent (50%) of the voting




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power of the surviving or continuing entity or (iii) a change of the voting group that in fact controls the Company on the Effective Date or (iv) a change in persons who constitute a majority of the Board of Directors of the Company on the Effective Date.

     6.   Term and Termination.

          6.1 This Agreement shall become effective on the date it is executed by both parties (the "Effective Date"). Unless otherwise terminated as provided in this section 6, or by way of 30 days written notice from the Consultant, the term of the Consultant's engagement shall expire on November 15, 2001 provided, however, that the term of this Agreement shall thereafter automatically renew for successive one-year periods unless either party gives notice to the other party of non-renewal no later than September 15th in any calendar year of this Agreement after 2001. Any such notice of non-renewal by the Company shall be deemed a termination without cause for purposes hereof.

          6.2 The provisions of paragraph 6.1 notwithstanding, this Agreement shall terminate upon the occurrence of any of the following:

          a.   Death of the Consultant; or

          b. Inability of the Consultant to perform his duties for a period of one hundred eighty (180) consecutive days due to sickness, disability or any other cause, unless the Consultant is granted a leave of absence by the Company.

     7. Notice and Opportunity to Cure. Whenever a breach of this Agreement by either party is relied upon as a justification for any action taken by the other party, before such action is taken, the party asserting the breach shall give the other party written notice of the existence and nature of the breach and such other party shall have the opportunity to correct such breach during the sixty-day period following such notice. If such cure is effected, then any such breach shall not be a basis for the party intending to rely thereon.

     8. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed as follows:

          If to the Consultant:         Calvin Ayre
                                        Oficentro Sabana Sur.
                                        Edificio 7, 5 Piso
                                        San Jose, Costa Rica

          If to the Company:            Corporate Secretary
                                        c/o Kazootek.com Technologies Inc.
                                        1380 Burrard Street - Suite 620
                                        Vancouver, British Columbia
                                        Canada V6Z 2H3


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or to such other address as the party to receive the notice or other communication shall have designated by notice to the other hereunder. The date any such notice or other communication shall be deemed hereunder to have been given shall be seven (7) days after the date that it is deposited in the mails, with proper portage prepaid, or when delivered personally by hand, courier or otherwise.

      9. Assignment. The rights of either party shall not be assigned or transferred, whether voluntarily or by operation of law or otherwise, without the other party's prior written consent, nor shall the duties of either party be delegated in whole or in part, whether voluntarily or by operation of law or otherwise, without the other party's prior written consent. Any attempted assignment, transfer or delegation shall be of no force or effect unless so consented to in writing.

      10.   Miscellaneous.

            10.1 Waiver. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly set forth in a writing signed by such party. No consent or waiver, express or implied, by either party to any breach or default by the other party in the performance by the other of its or his obligations hereunder shall be effective unless made in a writing duly executed by the party giving or making such consent or waiver. No such consent or waiver shall be deemed or construed to be consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party.

            10.2 Amendments. To be effective, all changes, additions and other amendments to this Agreement must be set forth in a writing signed by the party to be charged, and no oral changes, additions or other amendments hereto shall be binding upon either party.

            10.3 Integration. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements, understandings, representations, warranties, inducements or other matters in connection with such subject matter.

            10.4 Severability. The unenforceability or invalidity of any provision of this Agreement in a particular case shall not render unenforceable or invalid in such case any other provision hereof or such provision in any other case. If any one or more of the provisions of this Agreement shall for any reason be deemed excessive as to duration, scope, activity or subject or shall be otherwise unenforceable, such provision(s) shall be construed or recast so as to enforce the intent of the parties as herein set forth to the greatest extent permitted by applicable law.

            10.5 Headings. The headings and titles in this Agreement are for convenience of reference only and shall not in any way affect the meaning, interpretation or enforcement of this Agreement.



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          10.6 Governing Law. This Agreement shall be governed by the laws of the Isle of Man as in effect for contracts made and to be performed in the Isle of Man. The parties hereby submit to the jurisdiction of the courts of, and the federal courts located in, the Isle of Man for all purposes related to this Agreement and the relationship between the parties, and such courts shall have exclusive jurisdiction of the subject matter hereof and thereof.

          10.7 Nature of Relationship. The relationship of the parties shall be only that of employer and consultant. The parties do not intend to be partners and neither party shall hold itself out as being a partner of, or having a similar relationship with, the other party.

          10.8 Independent Legal Advice. The Consultant acknowledges that he:

               (a)  has read and understands this agreement;

               (b)  has signed this agreement voluntarily; and

               (c) has been advised to obtain and has obtained independent legal advice in connection with his execution of this agreement.

          10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


CALVIN AYRE                                  CYBEROAD.COM (ISLE OF MAN) LIMITED





/s/ CALVIN AYRE                              /s/ JOHN COFFEY
----------------------------------           ----------------------------------
Consultant                                   John Coffey,
                                             Director


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